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                                                                  Exhibit (a)(2)

                             LETTER OF TRANSMITTAL
             TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
             HAVING AN EXERCISE PRICE OF MORE THAN $3.69 PER SHARE
                           FOR NEW OPTIONS UNDER THE
                     ITXC CORP. 1998 STOCK INCENTIVE PLAN
              PURSUANT TO THE OFFER TO EXCHANGE DATED MAY 2, 2001
                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

                5:00 P.M., New York City Time, on June 1, 2001,
                         UNLESS THE OFFER IS EXTENDED.

        To: Erica Fein, Human Resources Vice President, Administration

                                  ITXC Corp.
                             600 College Road East
                          Princeton, New Jersey 08540
                           Telephone: (609) 750-3267
                           Facsimile: (609) 419-1521

             DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
          OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                   TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

           Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 2, 2001 and this Letter of Transmittal, unless I have checked the box below indicating that I reject such Offer, I hereby tender the options to purchase shares of common stock ("Option Shares") that I have initialed on the attachment to this Letter of Transmittal. The options that I have initialed, if any, are outstanding under the ITXC Corp. 1998 Stock Incentive Plan and have an exercise price of more than $3.69 per share (to validly tender such options or portions thereof you must initial the attachment in accordance with instructions 2 and 3 on page 5 of this Letter of Transmittal):

           If you desire to exchange less than all of the options listed for you on the attachment to this Schedule, please note that once you select an option grant for exchange, you must also select for exchange all other eligible options granted to you on or after the date of the selected option grant. Please also note that if you select for exchange any options granted within six months of the expiration date, you must select for exchange all options granted to you within that period. An option is not an eligible option if it was granted to you in exchange for options granted to you by eFusion, Inc. or if it was granted to you on May 18, 2000 or if it has an exercise price of less than $3.70 per share.


                                     A(2)1
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To ITXC Corp.:

           Upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 2, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange and the cover letter accompanying the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to ITXC Corp., a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock of the Company (the "Common Stock") initialed by me on the attachment to this Letter (the "Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options that I tender hereby. I hereby acknowledge that these tendered options include all options that I received from the Company during the six month period immediately prior to and including June 1, 2001. All New Options will be subject to the terms of the ITXC Corp. 1998 Stock Incentive Plan (the "Plan") and to a new option agreement between the Company and me.

           Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

           I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

           All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

           By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

           I acknowledge that the New Options that I will receive (1) will not be granted until on or about the later of December 7, 2001, or the first business day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me promptly after the close of business on the grant date for the New Options. I also acknowledge that I must be an employee, director or consultant of the Company or one of its subsidiaries from the date I tender Options through the date the New Options are granted and otherwise be eligible under the Plan on the date the New Options are granted in order to receive the New Options. I further acknowledge that, if I do not remain as an employee, director or consultant, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.


                                     A(2)2
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           I further acknowledge that in the event of a merger or similar transaction, the Company may take any actions it deems necessary or appropriate to complete a transaction that the Board of Directors believes is in the best interest of the Company and its stockholders. This could include steps which would preclude me from being eligible to receive new options on the grant date. If the Company were to take such steps in connection with such a transaction, I understand that optionees who have tendered options for cancellation pursuant to this offer would not receive options to purchase securities of the acquiror or any other consideration for their tendered options.

           The name and social security number of the registered holder of the Options tendered hereby appear below exactly as the information appears on the option agreement or agreements representing such Options. I understand that I may tender each Option granted to me under the Plan having an exercise price of more than $3.69 per share (other than options granted on May 18, 2000 and options granted in exchange for options granted by eFusion, Inc.) and that I am not required to tender any of such options in the Offer. I also understand that all of such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer described in
Section 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., New York City time, on June 1, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

           THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

           All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

           I have read, understand and agree to all of the terms and conditions of the Offer.

                                     * * *

                                     A(2)3
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                           HOLDER PLEASE SIGN BELOW

                          (See Instructions 1 and 4)

           You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X____________________________________________________________________
                         (Signature of Holder or Authorized Signatory

Date:                   ,2001
      -----------------------

Name:
     -----------------------------------------------------------------
                                (Please Print)

Capacity:
         -------------------------------------------------------------


Address:
        --------------------------------------------------------------
                           (Please include ZIP code)

Telephone No. (with area code):
                                --------------------------------------

Tax ID/Social Security No.:
                           -------------------------------------------



                                     A(2)4
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                                ***************


           IF YOU DESIRE TO REJECT THE COMPANY'S OFFER, PLEASE SO INDICATE BY CHECKING THE BOX BELOW AND SIGNING THIS LETTER BELOW.

[ ] I hereby reject the Company's offer described in the above-mentioned Offer to Exchange.

Print Name: _______________________

Signature: ________________________


                                     A(2)5
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                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

           1. Delivery of Letter of Transmittal. A properly completed and duly
              ---------------------------------
executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date in order for an optionee to accept the Company's Offer.

           THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

           Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 5:00 p.m., New York City time, on June 1, 2001, you may withdraw your tendered Options at any time until the extended expiration of the offer. To withdraw tendered Options you must deliver a letter of withdrawal explaining whether you are withdrawing as to all tendered Options or as to certain tendered Options, or a facsimile thereof; such withdrawal must be delivered to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

           The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

           2. Rejections. You will be deemed to have rejected the Company's
              ----------
Offer if you either return this Letter of Transmittal with the acknowledgment that you reject the Offer or fail to submit a properly completed and signed Letter of Transmittal accepting the Offer prior to 5:00 p.m., New York City time on the date on which the Offer expires.

           3. Tenders. If you intend to tender options pursuant to the Offer,
              -------
you must initial the options that you intend to exchange on the attachment to this Letter of Transmittal. You may not tender options granted to you in exchange for options granted to you by eFusion, Inc., options granted to you on May 18, 2000 or options granted at an exercise price less than $3.70 per share. If you select a particular option for exchange, you must also exchange (to the extent consistent with the immediately preceding sentence) all other options granted to you by ITXC on or after the date of the selected option. Further, if you select for exchange any option granted during the six month period ending on the expiration date, then you must also select any other option granted to you within six months prior to the expiration date.

           4. Signatures on This Letter of Transmittal. If this Letter is signed
              ----------------------------------------
by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person to so act must be submitted with this Letter.


                                     A(2)6
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           5.  Requests for Assistance or Additional Copies. Any questions or
               --------------------------------------------
requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to ITXC Corp., Attn: Erica Fein, Human Resources Vice President, Administration, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

           6.  Irregularities. All questions as to the number of Option Shares
               --------------
subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.

           Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

           7.  Important Tax Information. You should refer to Section 13 of the
               -------------------------
Offer to Exchange, which contains important tax information.

          8.   Steps to Take if You Intend to Accept the Company's Offer. If you
               ---------------------------------------------------------
intend to accept the Company's Offer, initial the options that you are exchanging on the attachment to this Letter of Transmittal, sign this Letter of Transmittal on page 4, complete the other information required on page 4 and return this Letter of Transmittal, with the attachment, to ITXC Corp., 600 College Road East, Princeton, New Jersey 08540, Attn: Erica Fein, before 5 p.m., New York City Time, on June 1, 2001.


                                     A(2)7